Exhibit 32.1
Form 10-KSB/A
Ogden Golf Co. Corporation
File No. 333-105075




                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

         The certification set forth below is being submitted in connection with the Ogden Golf Co. Corporation(the "Company") Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

         I, Mark A. Scharmann, President, Principal Executive Officer and Principal Accounting Officer of the Company, certify that:

          1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ogden Golf Co. Corporation.


Dated: September 14, 2007              By: /s/ Mark A. Scharmann
                                       -----------------------------------------
                                                Mark A. Scharmann
                                                President
                                                Principal Executive Officer
                                                Principal Accounting Officer